Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to use in this Registration Statement on Form S-1 of Grant Park Futures Fund Limited Partnership of our report dated February 23, 2015 relating to our audit of the consolidated financial statements of Grant Park Futures Fund Limited Partnership appearing in the Prospectus, which is part of such Registration Statement, and to the reference to our firm under the captions “Selected Financial Data” and “Experts” in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois
February 25, 2015